College Loan Corporation Trust I
$1,300,000,000
Student Loan Asset-Backed Notes
Series 2003-2

UNDERWRITING AGREEMENT

October 3, 2003

UBS Securities LLC
1285 Avenue of the Americas, 15th Floor
New York, NY 10019

Citigroup Global Markets Inc.
388 Greenwich Street, 35th Floor
New York, NY 10013

Goldman, Sachs & Co.
85 Broad Street, 24th Floor
New York, NY 10004

Ladies and Gentlemen:

          College Loan Corporation Trust I, a Delaware statutory trust (the "Company") proposes to sell to UBS Securities LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co. (the "Underwriters"), pursuant to the terms of this Underwriting Agreement, $1,300,000,000 aggregate principal amount of the Company’s Student Loan Asset-Backed Notes, Series 2003-2 (the "Notes") in the classes and initial principal amounts set forth on Schedule A hereto. Deutsche Bank Trust Company Americas, a national banking association, will act as eligible lender trustee on behalf of the Company (the "Eligible Lender Trustee"). The Notes will be issued under an Amended and Restated Indenture of Trust, dated as of October 1, 2003 (as previously supplemented and amended, the "Base Indenture"), and a related Fourth Supplemental Indenture of Trust, dated as of October 1, 2003 (collectively with the Base Indenture, the "Indenture") among the Company, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, a New York banking corporation, as indenture trustee (the "Trustee"). Upon issuance, the Notes will be secured by, among other things, Financed Student Loans (as defined in the Indenture) pledged to the Trustee and described in the Prospectus (as defined in Section 3 below). The Financed Student Loans will initially be serviced by ACS Education Services, Inc. ("ACS") (formerly known as AFSA Data Corporation), Great Lakes Educational Services, Inc. ("GLESI"), Nelnet, Inc. ("Nelnet") and Pennsylvania Higher Education Assistance Agency ("PHEAA") (each a "Servicer" and collectively, the "Servicers") pursuant to separate servicing agreements (each a "Servicing Agreement" and collectively, the "Servicing Agreements"), between the applicable Servicer and the Company.

          Certain of the Financed Student Loans were and will be originated by Bank One, National Association, as eligible lender trustee (the "College Loan Eligible Lender Trustee") for College Loan Corporation ("College Loan"), a California corporation and the transferor to the Company. The Financed Student Loans so originated will be sold to the Eligible Lender Trustee (as legal owner) and the Company (as beneficial owner) pursuant to an Amended and Restated FFELP Loan Purchase Agreement dated as of June 1, 2002 (the "Student Loan Purchase Agreement") among College Loan, the College Loan Eligible Lender Trustee, the Company and the Eligible Lender Trustee.

         Administrative services for the Company will be performed by College Loan (in its capacity as administrator, the "Administrator"). Such services will be provided pursuant to an Administration Agreement dated as of March 1, 2002 (the "Administration Agreement") among the Company, Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), the Trustee, the Eligible Lender Trustee and the Administrator.

          This Agreement, the Indenture, the Student Loan Purchase Agreement, the Servicing Agreements, the Administration Agreement, the Custody Agreements among the applicable Servicer, the Issuer, the Eligible Lender Trustee and the Trustee, the Amended and Restated Trust Agreement dated as of March 1, 2002 between College Loan Special Purpose Corporation ("SPC") and the Delaware Trustee and the FFELP Loan Purchase Agreement dated as of October 1, 2003 (the "Warehouse Student Loan Purchase Agreement") among College Loan Warehouse LLC (the "Warehouse Seller"), Bank One, National Association, as eligible lender trustee for the Warehouse Seller, College Loan and the College Loan Eligible Lender Trustee, are collectively referred to herein as the "Basic Documents."

          Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture or the Prospectus.

          The Company wishes to confirm as follows this agreement with the Underwriters in connection with the purchase and resale of the Notes.

           1.      Agreements To Sell, Purchase and Resell.

(a) The Company hereby agrees, subject to all the terms and conditions set forth herein, to sell to each of the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each of the Underwriters severally and not jointly agrees to purchase from the Company, such principal amount of each Series of the Notes at such respective purchase prices as are set forth next to the name of each Underwriter on Schedule A hereto.

(b) It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

           2.      Delivery of the Notes and Payment Therefor. Delivery to the Underwriters of and payment for the Notes shall be made at the office of Stroock & Stroock & Lavan LLP, Miami, Florida, at 10:00 a.m., Eastern Time, on October 9, 2003 (the "Closing Date"). The place of such closing and the Closing Date may be varied by agreement between the Underwriters and the Company.

          The Notes will be delivered to the Underwriters against payment of the purchase price therefor to the Company in Federal Funds, by wire transfer to an account at a bank acceptable to the Underwriters, or such other form of payment as to which the parties may agree. Unless otherwise agreed to by the Company and the Underwriters, each Series of Notes will be evidenced by a single global security in definitive form deposited with the Trustee as custodian for DTC and/or by additional definitive securities, and will be registered, in the case of the global Series of Notes, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Underwriters shall request prior to 1:00 p.m., New York City time, no later than the business day preceding the Closing Date. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York, New York, for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date.

           3.      Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

(a) A registration statement on Form S-3 (No. 333-102791), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "SEC" or the "Commission") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including the base prospectus, any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act, the information deemed to be a part thereof pursuant to Rule 430A(b) under the Act, and the information incorporated by reference therein) are respectively referred to herein as the "Registration Statement" and the "Prospectus" respectively; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

(b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act, the rules and regulations of the SEC (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), and, except with respect to information omitted pursuant to Rule 430A of the Act, did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of this Agreement and on the Closing Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Rules and Regulations and the Trust Indenture Act, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by the Underwriters, specifically for use therein.

(c) The Commission has not issued and, to the best knowledge of the Company, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

(d) As of the Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by the Company or its affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic Documents.

(e) The Indenture has been duly and validly authorized by the Company and, upon its execution and delivery by the Company and assuming due authorization, execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and conform in all material respects to the description thereof in the Prospectus. The Indenture has been duly qualified under the Trust Indenture Act with respect to the Notes.

(f) The Notes have been duly authorized by the Company and the Notes to be issued on the Closing Date, when executed by the Company and authenticated by the Trustee in accordance with the Indenture, and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the Notes will conform in all material respects to the description thereof in the Prospectus.

(g) The Company is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus Supplement and as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company.

(h) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or any of its affiliates any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(i) There are no legal or governmental proceedings pending or threatened or, to the knowledge of the Company contemplated, against the Company, or to which the Company or any of its properties is subject, that are not disclosed in the Prospectus and which, if adversely decided, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement and the other Basic Documents or otherwise materially affect the issuance of the Notes or the consummation of the transactions contemplated hereby or by the Basic Documents.

(j) Neither the offer, sale or delivery of the Notes by the Company nor the execution, delivery or performance of this Agreement or the Basic Documents by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals or authorizations as shall have been obtained prior to the Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of the Company; or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any agreement, indenture, lease or other instrument to which the Company is a party or by which the Company or any of its respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject other than as contemplated by the Basic Documents.

(k) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which it is a party; the execution and delivery of, and the performance by the Company of its obligations under this Agreement and the other Basic Documents to which it is a party have been duly and validly authorized by the Company and this Agreement and the other Basic Documents have been duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy.

(l) The assignment and delivery of Financed Student Loans by College Loan and the College Loan Eligible Lender Trustee to the Company and the Eligible Lender Trustee, and the assignment of the Financed Student Loans by the Company and the Eligible Lender Trustee to the Trustee pursuant to the Indenture, will vest in the Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(m) The Company is not, nor as a result of the issuance and sale of the Notes as contemplated hereunder will it become, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

(n) The representations and warranties made by the Company in any Basic Document to which the Company is a party and made in any Officer's Certificate of the Company will be true and correct at the time made and on and as of the applicable Closing Date.

(o) Since the date of the Prospectus, no material adverse change or any development involving a prospective material adverse change in, or affecting particularly the business or properties of, the Company has occurred.

           4.      Agreements of the Company. The Company agrees with each of the Underwriters as follows:

(a) The Company will prepare a supplement to the Prospectus setting forth the amount of the Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Notes are to be purchased by the Underwriters, either the initial public offering price or the method by which the price at which the Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Notes, and the Company will timely file such supplement to the prospectus with the SEC pursuant to Rule 424(b) under the Act, but the Company will not file any amendments to the Registration Statement as in effect with respect to the Notes or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriters, with reasonable opportunity to comment on such proposed amendment or supplement or if the Underwriters shall have reasonably objected thereto promptly after receipt thereof; the Company will immediately advise the Underwriters or the Underwriters' counsel (i) when notice is received from the SEC that any post-effective amendment to the Registration Statement has become or will become effective; and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the SEC or any authority administering any state securities or Blue Sky law, as soon as the Company is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

(b) If, at any time when the Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will notify each of the Underwriters of such event and will promptly prepare and file with the SEC, at its own expense, an amendment or supplement to such Prospectus that will correct such statement or omission or an amendment that will effect such compliance. Neither the Underwriters' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(c) The Company will immediately inform the Underwriters (i) of the receipt by the Company of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes; and (ii) of the commencement of any lawsuit or proceeding to which the Company is a party relating to the offering or sale of the Notes.

(d) The Company will furnish to the Underwriters, without charge, copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Underwriters may reasonably request.

(e) No amendment or supplement will be made to the Registration Statement or Prospectus which the Underwriters shall not previously have been advised or to which it shall reasonably object after being so advised.

(f) The Company will cooperate with the Underwriters and with their counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

(g) The Company consents to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Underwriters and by dealers, of the Prospectus furnished by the Company.

(h) To the extent, if any, that the rating or ratings provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Company, the Company shall cause to be furnished such documents and such other actions to be taken.

(i) So long as any of the Notes are outstanding, the Company will furnish to the Underwriters (i) as soon as available, a copy of each document relating to the Notes required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the SEC thereunder; and (ii) such other information concerning the Company as the Underwriters may request from time to time.

(j) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Underwriters terminating this Agreement pursuant to Section 8 or Section 9 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out of pocket expenses (including fees and expenses of their counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company for loss of profits or otherwise.

(k) The net proceeds from the sale of the Notes hereunder will be applied substantially in accordance with the description set forth in the Prospectus.

(l) Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(m) On or before the Closing Date, the Company shall mark its accounting and other records, if any, relating to the Financed Student Loans and shall cause each Servicer to mark their respective computer records relating to the Financed Student Loans to show the absolute ownership by the Eligible Lender Trustee, as eligible lender of, and the interest of the Company in, the Financed Student Loans, and the Company shall not take, or shall permit any other person to take, any action inconsistent with the ownership of, and the interest of the Company in, the Financed Student Loans, other than as permitted by the Basic Documents.

(n) For the period beginning on the date of this Agreement and ending 90 days hereafter, none of the Company and any entity affiliated, directly or indirectly, with the Company will, without the prior written notice to the Underwriters, offer to sell or sell notes (other than the Notes) collateralized by FFELP Loans.

(o) If, at the time the Registration Statement became effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the 1933 Act, then, immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) under the 1933 Act, copies of an amended Prospectus containing all information so omitted.

(p) As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement; (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement; and (iii) the date of the Company's most recent Annual Report or Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

           5.      Indemnification and Contribution.

(a) College Loan agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Underwriter furnished in writing to the Company or College Loan by such Underwriter expressly for use therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 10 of this Agreement; provided, however, that the indemnification contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling an Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the of Notes by an Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the final Prospectus and such Underwriter sold Notes to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the final Prospectus (as then amended or supplemented but excluding documents incorporated by reference therein) if the Company has previously furnished sufficient copies thereof to such Underwriter at a time reasonably prior to the date such Notes are sold to such person. The foregoing indemnity agreement shall be in addition to any liability which College Loan or the Company may otherwise have.

(b) If any action, suit or proceeding shall be brought against an Underwriter or any person controlling an Underwriter in respect of which indemnity may be sought against College Loan, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party, except to the extent that the indemnifying party is materially prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). The applicable Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses; (ii) the indemnifying parties have failed to assume the defense and employ counsel; or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the indemnifying parties and in the reasonable judgment of such counsel it is advisable for the Underwriter or such controlling person to employ separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for each Underwriter and controlling persons not having actual or potential differing interests with such Underwriter or among themselves, which firm shall be designated in writing by such Underwriter, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding; and (B) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

(c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless College Loan and its directors and officers, and any person who controls College Loan within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the indemnity from College Loan to the Underwriters set forth in paragraph (a) hereof, but only with respect to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 10 of this Agreement. If any action, suit or proceeding shall be brought against College Loan, any of its directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus and in respect of which indemnity may be sought against an Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to College Loan by paragraph (b) above (except that if College Loan shall have assumed the defense thereof the Underwriter shall have the option to assume such defense but shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and College Loan, its directors and officers, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

(d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by College Loan on the one hand and the applicable Underwriter on the other hand from the offering of the Notes; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of College Loan on the one hand and the applicable Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by College Loan on the one hand and an Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault of College Loan on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by College Loan or the Company on the one hand or by an Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) College Loan and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Notes underwritten by such Underwriter exceed the sum of the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (e) to contribute are several in proportion to their respective underwriting obligations.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of College Loan and the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, College Loan or any person controlling any of them or their respective directors or officers; (ii) acceptance of any Notes and payment therefor hereunder; and (iii) any termination of this Agreement. A successor to the Underwriters, College Loan or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 5.

           6.      Conditions of the Underwriters' Obligations. The obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions precedent:

(a) All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

(b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company, the Servicers, a Guarantee Agency or College Loan not contemplated by the Registration Statement, which in the opinion of the Underwriters, would materially adversely affect the market for the Notes; (ii) any downgrading in the rating of any debt securities of the Company, the Servicers, a Guarantee Agency or College Loan by any nationally recognized statistical rating organization or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company, the Servicers, a Guarantee Agency or College Loan (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); or (iii) any event or development which makes any statement made in the Registration Statement or Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Underwriters, materially adversely affect the market for the Notes.

(c) You shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as counsel to the Company, dated the Closing Date, in form and substance satisfactory to you and your counsel with respect to the status of the Company, to each Basic Document to which the Company is a party and to the validity of the Notes and such related matters as you shall reasonably request. In addition, you shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as counsel for the Company, in form and substance satisfactory to you and your counsel, concerning "true sale," "non-consolidation" and creation of security interest and certain other issues with respect to the transfer of the Financed Student Loans from College Loan and the College Loan Eligible Lender Trustee to the Company and the Eligible Lender Trustee, and from the Company and the Eligible Lender Trustee to the Trustee and an opinion addressed to you of Richards, Layton & Finger with respect to said security interest being a first priority perfected security interest.

(d) You shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as counsel for the Company, dated the Closing Date, in form and substance satisfactory to you and your counsel to the effect that the statements in the Prospectus under the headings "Federal Income Tax Consequences" and "ERISA Considerations," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

(e) You shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as counsel for the Company, dated the Closing Date, in form and substance satisfactory to you and your counsel with respect to the character of the Notes for federal tax purposes.

(f) You shall have received an opinion addressed to you of Kutak Rock LLP, in its capacity as Underwriters' Counsel, dated the Closing Date, in form and substance satisfactory to you.

(g) You shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as counsel for the Company, dated the Closing Date in form and substance satisfactory to you and your counsel with respect to the Prospectus and the Registration Statement and certain matters arising under the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended.

(h) You shall have received opinions addressed to you of The Simmons Firm, as counsel to College Loan with respect to College Loan and of Stroock & Stroock & Lavan LLP and/or Richards, Layton & Finger as counsel to SPC, with respect to SPC, each dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

(i) Each of College Loan and SPC is a corporation in good standing under the laws of their respective state of organization; each having the full power and authority, corporate and other, to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under each of the Basic Documents to which it is a party.

(ii) The Basic Documents to which College Loan is a party have been authorized, executed and delivered by appropriate officers acting for and on behalf of College Loan. Assuming authorization, execution and delivery by appropriate officers acting for and on behalf of the other parties thereto, each such agreement is legal, valid and binding upon College Loan, enforceable against College Loan in accordance with their respective terms, except (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; and (B) remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii) Neither the execution and delivery by College Loan of the Basic Documents to which it is a party, nor the consummation by College Loan of the transactions contemplated therein nor the fulfillment of the terms thereof by College Loan will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the articles of incorporation, as amended, or bylaws, as amended, of College Loan or of any indenture or other agreement or instrument to which College Loan is a party or by which College Loan is bound, or result in a violation of or contravene the terms of any California or federal statute, order or regulation applicable to College Loan of any California or federal court, regulatory body, administrative agency or governmental body having jurisdiction over College Loan.

(iv) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge, threatened against College Loan before or by any governmental authority that might materially and adversely affect the performance by College Loan of its obligations under, or the validity or enforceability of, the Basic Documents to which it is a party.

(v) No authorization, approval or other action by, and no notice to or filing with, any California or federal governmental authority or regulatory body is required for the due execution, delivery and performance by College Loan of the Basic Documents to which it is a party.

(vi) The information contained in the Prospectus with respect to College Loan and its operations and business and with respect to the student loan business of College Loan is true and correct in all material respects, and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(i) You shall have received an opinion addressed to you of counsel to the Trustee and the Eligible Lender Trustee, dated the Closing Date and in form and substance satisfactory to you and your counsel, to the effect that:

(i) Each of them is a banking corporation duly organized and validly existing under the laws of the State of New York.

(ii) Each of them has the full corporate trust power to accept the office of trustee under the Basic Documents to which they are a party and to enter into and perform their obligations under the Basic Documents to which they are a party and, additionally, in the case of the Trustee, the Market Agent Agreement (collectively, the "Trustee Documents" and the "Eligible Lender Trustee Documents," as the case may be).

(iii) The execution and delivery by the Trustee and the Eligible Lender Trustee of the Trustee Documents and the Eligible Lender Trustee Documents, respectively, and the performance by such parties of their obligations thereunder, have been duly authorized by all necessary action and each has been duly executed and delivered by the Trustee and the Eligible Lender Trustee.

(iv) The Trustee Documents and the Eligible Lender Trustee Documents constitute valid and binding obligations of the Trustee and the Eligible Lender Trustee enforceable against such party.

(v) The Trustee and the Eligible Lender Trustee, respectively, is an "eligible lender" for purposes of the FFELP Program in its capacity as trustee with respect to Financed Student Loans.

(j) You shall have received certificates addressed to you dated the Closing Date of officials of the Company in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Company contained in the respective Basic Documents to which the Company is a party are true and correct in all material respects, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; (ii) that they have reviewed the Prospectus and that the information therein is true and correct in all material respects; and (iii) since the date set forth in such certificate, except as may be disclosed in the Prospectus, no material adverse change or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Company has occurred.

(k) You shall have received certificates addressed to you dated the Closing Date of officials of College Loan in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of College Loan contained in the respective Basic Documents to which College Loan is a party are true and correct in all material respects, that College Loan has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; (ii) that they have reviewed the Prospectus and that the information therein regarding College Loan and the Basic Documents to which it is a party is fair and accurate in all material respects; and (iii) since the date set forth in such certificate, except as may be disclosed in the Prospectus, no material adverse change or any development involving a prospective material adverse change in, or affecting particularly the business or properties of College Loan has occurred.

(l) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Delaware reflecting the grant of the security interest by the Company and the Eligible Lender Trustee in the Financed Student Loans and the proceeds thereof to the Trustee.

(m) You shall have received a certificate addressed to you dated the Closing Date from a responsible officer acceptable to you of the Eligible Lender Trustee and the College Loan Eligible Lender Trustee in form and substance satisfactory to you and your counsel and to which shall be attached each Guarantee Agreement.

(n) The Underwriters shall have received on the Closing Date from Price WaterhouseCoopers a letter dated on or before the Closing Date, and in form and substance satisfactory to the Underwriters, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information regarding the Financed Student Loans and setting forth the results of such specified procedures.

(o) All the representations and warranties of the Company contained in this Agreement and the Basic Documents to which it is a party and of College Loan in the Basic Documents to which it is a party shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date and the Underwriters shall have received a certificate, dated the Closing Date and signed by officers of the Company and such entities to the effect set forth in this Section.

(p) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

(q) The Underwriters shall have received by instrument dated the Closing Date (at the option of the Underwriters), in lieu of or in addition to the legal opinions referred to in this Section 6, the right to rely on opinions provided by such counsel and all other counsel under the terms of the Basic Documents.

(r) Each class of Series 2003-2A Notes shall be rated "AAA," "AAA" and "Aaa," respectively, by Fitch, Inc. ("Fitch"), Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies ("S&P"), and Moody's Investors Service, Inc. ("Moody's"), and that neither Fitch, S&P nor Moody's have placed the Notes under surveillance or review with possible negative implications.

(s) The issuance of the Notes shall not have resulted in a reduction or withdrawal by S&P or Moody's of the current rating of any outstanding notes issued by the Company pursuant to the Indenture.

(t) You shall have received evidence satisfactory to you of the completion of all actions necessary to effect the transfer of the Financed Student Loans as described in the Prospectus and the recordation thereof on the Servicers' computer systems.

(u) You shall have received certificates addressed to you dated the Closing Date from officers of the Company and others addressing such additional matters as you may reasonably request in form and substance satisfactory to you and your counsel.

(v) You shall have received certificates addressed to you dated the initial Closing Date of the Guarantee Agencies to the effect that (i) the information in the Prospectus with respect to the applicable Guarantee Agency is true and correct and is fair and accurate in all material respects; and (ii) that since the date of the Prospectus, no material adverse change in or affecting the business or properties of the applicable Guarantee Agency has occurred.

(w) You shall have received certificates addressed to you dated the initial Closing Date of officials of each of ACS and GLESI in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the applicable Servicer contained in the Servicing Agreement to which it is a party are true and correct in all material respects, that such Servicer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the initial Closing Date; (ii) that they have reviewed the Prospectus and that the information therein regarding the applicable Servicer is fair and accurate in all material respects; and (iii) since the date set forth in such certificate, except as may be disclosed in the Prospectus, no material adverse change or any development involving a prospective material adverse change in, or affecting particularly the business or properties of the applicable Servicer, has occurred.

(x) You shall have received such other opinions (including an opinion of Richards, Layton & Finger), certificates and documents as are required under the Indenture as a condition to the issuance of the Notes.

          The Company will provide or cause to be provided to you such conformed copies of such of the foregoing opinions, notes, letters and documents as you reasonably request.

           7.      Expenses. The Company agrees to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (a) the preparation, printing or reproduction of the Registration Statement, the Prospectus and each amendment or supplement to any of them, this Agreement, and each other Basic Document; (b) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and all amendments or supplements to, and preliminary versions of, any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (c) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Notes; (d) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (e) qualification of the Indenture under the Trust Indenture Act; (f) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 3(h) hereof (including the reasonable fees, expenses and disbursements of counsel relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (g) the fees and disbursements of (i) the Company's counsel, (ii) the Trustee and its counsel, (iii) the Delaware Trustee and its counsel, (iv) the Depository Trust Company in connection with the book-entry registration of the Notes, (v) the SEC, and (vi) Price Waterhouse Coopers, accountants for the Company and issuer of the agreed upon procedures letter; and (h) the fees charged by S&P, Fitch and Moody's for rating the Notes.

           8.      Effective Date of Agreement. This Agreement shall be deemed effective as of the date first above written upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying each of the Underwriters, or by the Underwriters, by notifying the Company.

          Any notice under this Section 8 may be given by facsimile or telephone but shall be subsequently confirmed by letter.

           9.      Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, without liability on the part of the Underwriters to the Company, by notice to the Company, if prior to the Closing Date (a) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited; (b) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities; or (c) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Prospectus, as applicable, or to enforce contracts for the resale of the Notes by the Underwriters. Notice of such termination may be given to the Company by facsimile or telephone and shall be subsequently confirmed by letter.

           10.      Information Furnished by the Underwriters. The statements set forth in the second, fourth and seventh paragraphs and the table under the heading "Plan of Distribution" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3(b) and 5 hereof.

           11.      Default by One of the Underwriters. If any of the Underwriters shall fail on the Closing Date to purchase the Notes which it is obligated to purchase hereunder (the "Defaulted Notes"), the remaining Underwriter (the "Non-Defaulting Underwriter") shall have the right, but not the obligation, within one Business Day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Notes upon the terms herein set forth; if, however, the Non-Defaulting Underwriter shall have not completed such arrangements within such one Business Day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

           12.      Computational Materials.

(a) It is understood that the Underwriters may prepare and provide to prospective investors certain Computational Materials, as defined below, in connection with the Company's offering of the Notes, subject to the following conditions:

(i) The Underwriters shall comply with all applicable laws and regulations in connection with the use of Computational Materials including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 27, 1994, and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters").

(ii) As used herein, "Computational Materials" and the term "ABS Term Sheets" shall have the meanings given such terms in the Kidder/PSA Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of an Underwriter.

(iii) Each Underwriter shall provide the Company with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Company for use by such Underwriter. Each Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 12(b), copies of all Computational Materials that are to be filed with the Commission pursuant to the Kidder/PSA Letters. Each Underwriter may provide copies of the foregoing in a consolidated or aggregated form. All Computational Materials described in this paragraph (iii) must be provided to the Company not later than 10:00 a.m., New York City time, one business day before filing thereof is required pursuant to the terms of this Agreement.

(iv) If an Underwriter does not provide the Computational Materials to the Company pursuant to paragraph (iii) above, such Underwriter shall be deemed to have represented, as of the applicable Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

(v) In the event of any delay in the delivery by an Underwriter to the Company of all Computational Materials required to be delivered in accordance with subparagraph (iii) above, the Company shall have the right to delay the release of the Prospectus to investors or to such Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 12(b) to file the Computational Materials by the time specified therein.

(b) The Company shall file the Computational Materials, if any, provided to it by the Underwriter under Section 12(a)(iii) with the Commission pursuant to a Current Report on Form 8-K no later than 5:30 p.m., New York time, on the date required pursuant to the Kidder/PSA Letters.

           13.      Survival of Representations and Warranties. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement or contained in notes of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes.

           14.      Miscellaneous. Except as otherwise provided in Sections 5, 8 and 9 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (a) if to the Company or College Loan, at 16855 West Bernardo Drive, Suite 270, San Diego, California 92127, Attention: Cary Katz with a copy to Richard L. Fried, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038; and (b) if to the Underwriters, to the address of the respective Underwriter set forth above with a copy to Robert D. Irvin, Kutak Rock LLP, 1801 California Street, Suite 3100, Denver, Colorado 80202.

          This Agreement has been and is made solely for the benefit of the Underwriters, the Company, their respective directors, officers, managers, trustees and controlling persons referred to in Section 5 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from an Underwriter of any of the Notes in his status as such purchaser.

           15.      Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof.

          The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

           16.      Liability of Wilmington Trust Company. Wilmington Trust Company acts solely as the Delaware Trustee hereunder and not in its individual capacity. All persons having any claim against the Company or the Delaware Trustee by reason of this Agreement shall look only to the Trust Estate for payment or satisfaction thereof.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

Very truly yours, COLLEGE LOAN CORPORATION TRUST I By: COLLEGE LOAN CORPORATION, as Issuer Administrator By /s/ Cary Katz COLLEGE LOAN CORPORATION By /s/ Cary Katz

Confirmed as of the date first
above mentioned.

UBS SECURITIES LLC By /s/ Jeffrey Lown Name Jeffrey Lown Title Director	UBS SECURITIES LLC By /s/ Stuart Lippman Name Stuart Lippman Title Director

CITIGROUP GLOBAL MARKETS INC.

By  /s/ Jeb Ebbott
Name Jeb Ebbott
Title Director

GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE A

   Notes                   UBS Securities        Citigroup Global       Goldman, Sachs         Total
                               LLC                 Markets  Inc.           & Co.

Series 2003-2A-1           $160,000,000           $160,000,000           $ 25,000,000         $  345,000,000
Series 2003-2A-2           $298,400,000           $298,400,000           $ 50,000,000         $  646,800,000
Series 2003-2A-3           $141,600,000           $141,600,000           $ 25,000,000         $  308,200,000
                           ------------           ------------           ------------         ---------------
         Total             $600,000,000           $600,000,000           $100,000,000         $1,300,000,000

SCHEDULE B

Terms of the Notes

                                                          Final           Price to      Underwriting    Proceeds to
 Series                  Interest Rate                 Maturity Date       Public         Discount         Issuer

2003-2A-1           3-month LIBOR plus 0.03%            07/25/2008          100%            0.19%      $  344,344,500
2003-2A-2           3-month LIBOR plus 0.14%            01/25/2012          100%            0.22%      $  645,377,040
2003-2A-3           3-month LIBOR plus 0.20%            07/25/2013          100%            0.245%     $  307,444,910
                                                                                                       --------------
         Total                                                                                         $1,297,166,450